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                                                                   EXHIBIT 10.27


                           TAX ALLOCATION AGREEMENT


     TAX ALLOCATION AGREEMENT (the "Agreement") is made as of July 23, 1999, by and among CMGI, Inc., a Delaware corporation ("Parent"), and Engage Technologies, Inc., a Delaware corporation ("Sub").

     WHEREAS, prior to the Closing Date (as defined below) Sub was a member of the Parent Group (as defined below);

     WHEREAS, Parent will cause to be sold to the public a portion of the common stock of Sub in a Public Offering (as defined below);

     WHEREAS, the parties desire to provide for the allocation of responsibilities, liabilities and benefits in respect of Taxes (as defined below).

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     "Closing Date" means the close of business on the date on which Sub ceases to be a member of the Parent Group.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Returns" means any consolidated, combined, or unitary Tax Returns required to be filed by Parent with respect to United States federal, state, or local Taxes imposed or based on net income, net worth or gross receipts.

     "Parent Group" means an affiliated group (within the meaning of Section 1504(a) of the Code, and any corresponding provisions of state, local, or foreign tax law) having Parent as its common parent.

     "Parent Subsidiary" or "Parent Subsidiaries" mean each corporation of which Parent owns, directly or indirectly, capital stock representing more than 50% of the outstanding voting stock. Parent Subsidiary or Parent Subsidiaries shall not include Sub or any Sub Subsidiary.

     "Public Offering" means either the sale to the public by Parent or the issuance to the public by Sub of common stock of Sub.
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     "Returns" means all returns, reports and information statements (including all exhibits and schedules thereto) required to be filed with a taxing authority with respect to any Taxes.

     "Sub Subsidiary" or "Sub Subsidiaries" means each corporation of which Sub owns on the Closing Date or thereafter, directly or indirectly, capital stock representing more than 50% of the outstanding voting stock.

     "Sub Taxes" means United States federal, state and local Taxes imposed or based on net income, net worth or gross receipts (including interest and penalties relating thereto) attributable to the operations of Sub and Sub Subsidiaries.

     "Taxes" means all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, severance, excise, payroll, withholding, and any other taxes (including interest and penalties thereon).

                                  ARTICLE II

                                REPRESENTATIONS

     Section 2.1 Parent represents and warrants to the Sub that all Consolidated Returns for any taxable year or Tax period ending on or before the Closing Date have been or shall be timely filed in accordance with all applicable laws, and all Taxes shown as due on such Consolidated Returns have been or shall be paid, and any proposed deficiency asserted by any taxing authority with respect thereto has been paid or properly protested.

     Section 2.2 Sub represents and warrants to Parent that all Tax Returns for any taxable year or Tax period ending on or before the Closing Date with respect to Sub and Sub Subsidiaries, excluding any Consolidated Returns, have been or shall be timely filed in accordance with all applicable laws, and all Taxes shown as due on such Returns have been or shall be paid, and any proposed deficiency asserted by any taxing authority with respect thereto has been paid or properly protested.

                                  ARTICLE III

                                  TAX MATTERS

     Section 3.1 Parent shall include (to the extent required by law) in Consolidated Returns the taxable income or loss and all other Tax items of Sub for the taxable years or Tax periods ending on or before the Closing Date. For the period commencing on August 1 immediately preceding the Closing Date and ending on the Closing Date the following arrangement shall apply to ensure that
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the correct amount of Sub Taxes due in respect of the Consolidated Returns is billed to and paid by Sub:

     (a) An estimate of the amount of such Sub Taxes due, which estimate shall be determined in good faith and shall reflect amounts, if any, previously paid by Sub with respect to Sub Taxes through the Closing Date, shall be billed to Sub and paid to Parent prior to the Closing Date.

     (b) Upon filing of the Consolidated Returns for the taxable year which shall include the period commencing on August 1 and ending on the Closing Date, either

          (i) the unpaid amount, if any, of Sub Taxes due in respect of such Consolidated Returns shall be billed to Sub, and Sub or its designee shall pay such amount to Parent within 30 days after receiving written notice from Parent of such amount, or,

          (ii) if the amount of such Sub Taxes paid to Parent, if any, exceeds the amount of the Sub Taxes due in respect of such Consolidated Returns, Parent or its designee shall pay such excess to Sub or its designee within 30 days after filing the Consolidated Returns for the taxable year which includes the Closing Date.

     (c) Sub Taxes due in respect of Consolidated Returns shall be determined in accordance with (i) the method set forth in Section 1552(a)(1) of the Code and U.S. Federal Income Tax Regulation Sections 1.1552-1(a)(1) and 1.1552-1(b),
(ii) none of the three methods of allocation under Section 1.1502-33(d) (sometimes referred to as the three "Complementary Methods"), and (iii) the practices of the parties for Tax periods ended prior to the Closing Date.

     (d) Except as provided in Section 3.7 and the last sentence of this subsection (d), no party shall have any obligation to make any payments to another party for the use of such other party's Tax attributes pursuant to U.S. Federal Income Tax Regulation Section 1.1502-33(d), or otherwise. Notwithstanding the preceding sentence, Parent shall be required to reimburse Sub for any payments required to be made in respect of periods ending on or before the Closing Date by Sub to Sumitomo pursuant to Section 3.4.1 of the License Agreement between Sub and Sumitomo dated as of July 31, 1998.

     Section 3.2 Subject to the provisions of Section 3.1, Parent shall be liable for any and all Sub Taxes in respect of all Consolidated Returns due or payable by Parent for any taxable year or Tax period ending on or before the Closing Date.

     Section 3.3 Subject to the provisions of Section 3.1, Sub and Sub Subsidiaries shall be liable for (i) any and all Sub Taxes in respect of Consolidated Returns due or payable to Parent by Sub under Section 3.1, and (ii) any and all Taxes (other than Sub Taxes in respect of Consolidated Returns)
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due or payable by Sub or Sub Subsidiaries for any taxable year or Tax period
(whether ending before, on or after the Closing Date).

     Section 3.4 Any Taxes (other than ad valorem, personal property and real property Taxes) for any Tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between Sub as a member of the Parent Group and Sub as a separate company which is not a member of the Parent Group, respectively, based on the actual operations of Sub and/or Sub Subsidiaries, as the case may be, during the portion of such period ending on the Closing Date, and the portion of such period beginning on the day following the Closing Date, and each portion of such period shall be deemed to be a Tax period subject to the provisions of Sections 3.2 and 3.3. In the case of ad valorem, personal property and real property Taxes such apportionment shall be on a per diem basis.

     Section 3.5 Sub shall file or cause to be filed all required state, local and foreign non-Consolidated Returns with respect to Sub and Sub Subsidiaries for the Tax period beginning before the Closing Date and ending after the Closing Date, and any such unfiled Tax Returns for periods ending on or before the Closing Date, and Sub shall pay or cause its Subsidiaries to pay all Taxes shown as due on any such Tax Returns.

     Section 3.6 Any refunds or credits of Sub Taxes in respect of Consolidated Returns for any taxable year or Tax period ending on or before the Closing Date shall be for the account of Parent and Parent Subsidiaries. Any refunds or credits of Taxes (other than Sub Taxes in respect of Consolidated Returns) paid by Sub or Sub Subsidiaries for any taxable year or Tax period (whether ending before, on or after the Closing Date) shall be for the account of Sub and its Subsidiaries.

     Section 3.7

     (a) Parent shall promptly pay to Sub the amount of any incremental Tax savings generated by (i) a deduction, credit or exclusion that (A) is actually realized by the Parent Group with respect to Taxes for a taxable period ending on or before the Closing Date and (B) relates to or is based on an item that is the basis for a similar deduction, credit or exclusion taken on a Return with respect to Taxes of Sub or Sub Subsidiaries for a taxable period ending after the Closing Date that is denied, disallowed, forfeited, or accelerated prior to the Closing Date, or (ii) a reduction in the amount of any gross income or revenue that (A) is actually realized by the Parent Group with respect to Taxes for a taxable period ending on or before the Closing Date and (B) relates to, or is based on, a similar item of gross income or revenue that Sub or Sub Subsidiaries are required to include on a Return or otherwise required to include in its computation of taxable income as a result of an audit, other administrative proceeding or otherwise with respect to Taxes for a taxable period ending after the Closing Date.
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     (b)  Sub shall promptly pay to Parent the amount of any incremental Tax savings generated by (i) a deduction, credit or exclusion that (A) is actually realized by the Sub or Sub Subsidiaries with respect to Taxes for a taxable period ending after the Closing Date and (B) relates to or is based on an item that is the basis for a similar deduction, credit or exclusion taken on a Consolidated Return with respect to Taxes for a taxable period ending on or before the Closing Date that is denied, disallowed, forfeited, or deferred until after the Closing Date, or (ii) a reduction in the amount of any gross income or revenue that (A) is actually realized by Sub or Sub Subsidiaries with respect to Taxes for a taxable period ending after the Closing Date and (B) relates to, or is based on, a similar item of gross income or revenue that the Parent Group is required to include on a Consolidated Return or otherwise required to include in its computation of taxable income as a result of an audit, other administrative proceeding or otherwise.

     Section 3.8 Parent or Parent designee shall exercise, at Parent's expense, complete control of the audit, appeal, litigation and/or settlement of any issues raised in any official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable by the Parent Group, Parent Subsidiaries, Sub or Sub Subsidiaries for any taxable year or Tax period (including a period deemed to be a Tax period under Section 3.4) ending on or before the Closing Date, except in respect of Taxes for which Sub or Sub Subsidiaries are responsible in connection with non-Consolidated Returns required to be filed by Sub or Sub Subsidiaries, in which case Sub shall exercise, at Sub's expense, complete control of the audit, appeal, litigation and/or settlement. The parties shall cooperate in any such inquiry, examination or proceeding.

     Section 3.9 Sub irrevocably designates Parent (and shall cause each Sub Subsidiary to irrevocably designate Parent) as its agent and attorney in fact (and shall execute any necessary powers of attorney) for the purpose of taking any and all actions necessary or incidental to the filing of Consolidated Tax
Returns.   Parent and Sub will each furnish to the other any and all information which the other may reasonably request in order to carry out the provisions of this Agreement to determine the amount of any Tax liability.
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                                  ARTICLE IV

                                INDEMNIFICATION

     Section 4.1

     (a) Except to the extent of any due and unpaid obligations of Sub with respect to its payment obligations under Article III, Parent shall indemnify and hold harmless Sub against the amount of any and all liability, loss, expense or damage Sub may suffer or incur as a result of any or all claims, demands, costs or expenses (including, without limitation, attorneys' and accountants' fees), interest, penalties, or judgments made against it arising from or incurred in relation to all Taxes in respect of all Consolidated Returns, and shall make any payment, remove any lien, and take any action reasonably necessary to prevent Sub from incurring such liabilities, losses, expenses, or damages.

     (b) Except to the extent of any due and unpaid obligations of Parent with respect to its payment obligations under Article III, Sub shall indemnify and hold harmless Parent and each Parent Subsidiary against the amount of any and all liability, loss, expense or damage any such company may suffer or incur as a result of any or all claims, demands, costs or expenses (including, without limitation, attorneys' and accountants' fees), interest, penalties, or judgments made against it arising from or incurred in relation to (i) any failure of Sub to pay any amount to Parent with respect to Sub's obligations under Article III, and (ii) any and all Taxes (other than Taxes in respect of Consolidated Returns) due or payable by Sub or Sub Subsidiaries for any taxable year or Tax period beginning before, on or after the Closing Date.

     Section 4.2 Payments under this Agreement shall be due no later than thirty (30) days after the date written demand therefor, with a reasonably detailed explanation for the basis of the claim, is actually received by Parent or Sub.

     Section 4.3 In the event that any party fails to pay any amount owed pursuant to this Agreement within ten (10) days after the date when such amount is due, interest shall accrue on the unpaid amount at the rate applicable to underpayments of the Tax with respect to which such amount relates from the due date until such amounts are fully paid.
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                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.1 For all purposes of this Agreement, Sub shall be the agent for each Sub Subsidiary, with full power to give any consent and/or exercise any right provided for herein on behalf of such Sub Subsidiary.

     Section 5.2 Any dispute concerning the calculation or basis of determination of any payment provided for hereunder shall be resolved by a law firm or "big five" accounting firm, selected jointly by Parent and Sub, whose judgment shall be conclusive and binding upon the parties in the absence of manifest error. The fees and other expenses of such law or accounting firm shall be paid 50% by Parent and 50% by Sub.

     Section 5.3 This Agreement shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon any of their successors or assigns; provided, however, that none of Parent, Sub, or any of the Sub Subsidiaries may assign or delegate any of its obligations hereunder without the consent of Sub (in the case of a proposed assignment or delegation by Parent) or Parent (in the case of a proposed assignment or delegation by Sub or any of the Sub Subsidiaries).

     Section 5.4 This Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such subject matter. Any and all prior correspondence, conversations and memoranda with respect to such subject matter are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties (or, in the case of a Sub Subsidiary, by Sub acting as its agent on its behalf), and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound (or, in the case of a Sub Subsidiary, by Sub acting as its agent on its behalf).

     Section 5.5 Any payment, notice or communication required or permitted to be given under this Agreement shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:
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          If to Parent, to:

          100 Brickstone Square
          Andover, Massachusetts 01810
          Attention:  Mr. Don Combs, Vice President for Finance

          If to Sub on its own behalf, or as agent for the Sub Subsidiaries, to:
          100 Brickstone Square
          Andover, Massachusetts 01810
          Attention:  Mr. Stephen A. Royal, Chief Financial Officer


or to such other person or address as a party shall furnish in writing to all the other parties. All such notices and communications shall be effective
(i) when received, if mailed or delivered, or (ii) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

     Section 5.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 5.7 This Agreement shall be governed by the laws applicable to contracts entered into and to be fully performed within the State of Delaware by residents thereof.

     Section 5.8. Each of Parent, Sub, and any of the Sub Subsidiaries agree that, in the event of any legal suit or proceeding arising in connection with this Agreement and the obligations of the parties hereunder, it shall submit to the jurisdiction of the United States District Court of Delaware and further agrees to venue in such court.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

                         CMGI, INC.

                         By: /s/ Andrew J. Hajducky III
                             -------------------------------------------

                         Title:
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                         ENGAGE TECHNOLOGIES, INC.

                         By: /s/ Stephen A. Royal
                             -------------------------------------------

                         Title: CFO
                                ----------------------------------------